Exhibit 3.29

CERTIFICATE OF INCORPORATION

OF

PSPT HOLDINGS, INC.

ARTICLE I

Name, Registered Address and Registered Agent

1. The name of the corporation is PSPT HOLDINGS, INC. (the “Corporation”).

2. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, 19801, County of New Castle; and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE II

Purpose

The purpose for which the Corporation is organize is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“DGCL”).

ARTICLE III

Capital Stock

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Seven Million (7,000,000), having a par value of one tenth of one cent ($0.001) per share. The shares are designated Common Stock and have identical rights and privileges in every respect.

ARTICLE IV

Board of Directors

1. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors shall meet on a regular basis as determined by resolution of the Board of Directors or in accordance with the Bylaws of the Corporation. The directors need not be elected by written ballot unless the Bylaws of the Corporation shall so provide.

2. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IV, Section 2 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

3. The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as that section may be amended and supplemented from time to time, indemnify any director or officer of the Corporation (and any director, trustee or officer of any corporation, business trust or other entity to whose business the Corporation shall have succeeded) which it shall have power to indemnify under that Section against any expenses, liabilities or other matter referred to in or covered by that Section. The indemnification provided for in this Article IV, Section 3 (a) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) shall continue as to a person who has ceased to be a director or officer and (c) shall inure to the benefit of the heirs, executors and administrators of such a person. To assure indemnification under this Article IV of all such persons who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation that may exist from time to time and which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time, such Section 145 shall, for the purposes of this Article IV, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines;” and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Corporation.

ARTICLE V

Meetings of Stockholders

Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VI

Bylaws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Perpetual Existence

This Corporation is to have perpetual existence.

ARTICLE VIII

Compromise or Arrangement

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

Amendment and Repeal

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

ARTICLE X

Name and Mailing Address of Incorporator

The name and mailing address of the incorporator is:

        Michael D. Lockwood

1717 Main Street, Suite 4100

Dallas, TX 75201

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of May, 2002, and affirm the statements contained therein as true under penalties of perjury.

/s/ Michael D. Lockwood
Michael D. Lockwood

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRECISION SURE-LOCK, INC.

PRECISION SURE-LOCK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the corporation approved and adopted the following resolution for amending its Certificate of Incorporation declaring it advisable and recommended that the amendment be submitted to its sole stockholder for consideration:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended (the “Amendment”) by striking out the first sentence of ARTICLE III of such Certificate of Incorporation and inserting in lieu thereof the following:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is One Thousand (1,000), having a par value of one tenth of one cent ($0.001) per share.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has approved said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, PRECISION SURE-LOCK, INC. has caused this Certificate of Amendment to be executed by its duly authorized officer this 18th day of December, 2008.

PRECISION SURE-LOCK, INC.

By:	/s/ Terry Braatz
Name: Terry Braatz
Its: Treasurer

CERTIFICATE OF MERGER

OF

PRECISION SURE-LOCK, LP

(a Texas limited partnership)

WITH AND INTO

PSPT HOLDINGS, INC.

(a Delaware corporation)

The undersigned corporation, acting pursuant to Section 263 of the Delaware General Corporation Law.

DOES HEREBY CERTIFY:

FIRST: That the names and respective state of formation of each of the constituent entities to the merger are as follows:

NAME OF ENTITY	STATE OF INCORPORATION OR FORMATION
Precision Sure-Lock, LP	Texas

PSPT Holdings, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger providing for the merger (the “Merger”) of Precision Sure-Lock, LP, a Texas limited partnership (“PSL”), with and into PSPT Holdings, Inc. a Delaware corporation (“PSPT”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation is Precision Sure-Lock, Inc.

FOURTH: That upon effectiveness of the Merger, the Certificate of Incorporation of PSPT shall be amended to change the name of PSPT to “Precision Sure-Lock, Inc.”

FIFTH: That an executed Agreement and Plan of Merger is on file at the principal office of PSPT, the address of which is 704-B W. Simonds, Seagoville, Texas 75159.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by PSPT, as the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or any partner of any constituent limited partnership.

SEVENTH: The Merger shall be effective upon the filing of this Certificate of Merger.

[signature page follows)

IN WITNESS WHEREOF, PSPT HOLDINGS, INC. has caused this Certificate of Merger to be executed as of this 28th day of February 2005.

PSPT HOLDINGS, INC. (to be renamed Precision Sure-Lock, Inc.)

By:	/s/ Sherri L. Pojen
Name:	Sherri L. Pojen
Title:	Vice President